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                                                                   EXHIBIT 10.37
                            ERGO SCIENCE CORPORATION
               AMENDED AND RESTATED 1995 LONG TERM INCENTIVE PLAN

                      NONSTATUTORY STOCK OPTION AGREEMENT



To: Manuel Cincotta, Jr.                        Date of Grant: March 26, 1997

Number of Shares:100,000                        Exercise Price Per Share:  $7.00



     ERGO SCIENCE CORPORATION, a Delaware corporation (the "Corporation"), is pleased to grant you a Nonstatutory Option (the "Option") to purchase shares of the Corporation's common stock, par value $.01 per share ("Stock"). The number of shares subject to this Option and the exercise price per share are stated above. This Option is granted under the Ergo Science Corporation Amended and Restated 1995 Long- Term Incentive Plan (the "Plan"), and is governed by the terms of the Plan. All terms having their initial letters capitalized have the meaning given them in the Plan unless otherwise defined in this Agreement or unless the context requires otherwise.

     THIS OPTION IS NOT BINDING ON THE CORPORATION UNTIL YOU SIGN THIS DOCUMENT AND RETURN IT TO THE CORPORATION AT THE ADDRESS PROVIDED IN PARAGRAPH 7 AND UNTIL YOU SIGN AND RETURN TO THE CORPORATION YOUR LETTER OF RESIGNATION DATED AS OF MARCH 26, 1997 AND THAT CERTAIN TERMINATION AGREEMENT DATED AS OF MARCH 26, 1997 BETWEEN YOU AND THE COMPANY.

     1.  Vesting and Exercisability. You cannot exercise this Option and acquire
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Stock until your right to exercise has vested.  This Option will vest and will be exercisable with respect to the number of shares of Stock indicated on and after the following dates:

                                         Number of shares of Stock as to
       Vesting Date                      which the Option may be exercised
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 March 26, 1997                          100,000 shares of Stock

     In accordance with the preceding schedule, the Option may be exercised, from time to time, in whole or in part.

     2.  Method of Exercise. The Option shall be exercisable only by written or
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recorded electronic notice of exercise delivered to the Corporation at the address provided in paragraph 8 or to the Corporation's designee, in accordance with instructions generally applicable to all option holders, during the term of the Option. The notice must (a) state the number of shares of Stock with respect to which the Option is being exercised, (b) be signed or otherwise given by you (or by your legal representative, legatee, or distributee in the case of your death or by your guardian or legal representative in case of your disability), (c) be accompanied by the Exercise Price for all shares of Stock for which the Option is exercised, and (d) be accompanied by the amount that the Corporation is required to withhold for federal income or other tax

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purposes. If you use a personal check to pay the Exercise Price, the Corporation may wait until the check clears before accepting your notice to exercise. The Option will not be deemed to have been exercised unless all of these requirements are satisfied.

     3.  Duration. The Option will terminate at 5:00 p.m., eastern time, on
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March 26, 1999, not withstanding Section 10 of the Plan.

     4.  Transferability. This Option is not transferrable other than by will or
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the laws of descent and distribution.

     5.  Rights as a Stockholder. You will have no right as a stockholder with
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respect to any shares subject to this Option until a certificate representing those shares is issued in your name. No adjustment will be made for dividends (ordinary or extraordinary, whether in cash or other property) or distributions or other rights for which the record date is before the date that certificate is issued, except as contemplated by Paragraph 9.1 of the Plan.

     6.  Incorporation of Plan. This Option is subject to the Plan.  In the
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event of a difference between a mandatory provision of the Plan and this Option, the Plan's terms govern.

     7.  Notice.  For purposes of notice hereunder, which shall be given in
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accordance with Section 12.14 of the Plan, the Corporation, the Committee, and
you agree that any notices shall be given to the Corporation or you at the following addresses:

Corporation or Committee:    Ergo Science Corporation
                             Charlestown Navy Yard
                             33 3rd Avenue
                             Charlestown,
                             Massachusetts 02129-2051
                             Attention:  Amended and Restated 1995
                                         Long Term Incentive Plan
                                         Administrator

 You:                        Manuel Cincotta, Jr.
                             158 Lake Road
                             Tiverton, RI 02878

     The Corporation or you may change the address previously specified for receiving notices at any time and from time to time by written notice to the other in accordance with Section 12.14 of the Plan.

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ERGO SCIENCE CORPORATION                      MANUEL CINCOTTA, JR.



By: /s/ David R. Burt                         /s/ Manuel Cincotta, Jr.
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Name: David R. Burt                           Manuel Cincotta, Jr.
Title: Vice President

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